UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE KROGER CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE KROGER CO.

1014 Vine Street

Cincinnati, Ohio 45202

(513) 762-4000

SUPPLEMENT DATED MAY 15, 2018

TO PROXY STATEMENT DATED MAY 15, 2018

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 28, 2018

On May 15, 2018, The Kroger Co. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Shareholders scheduled for June 28, 2018 (the “Annual Meeting”). The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the number of common shares outstanding as of the close of business on May 2, 2018, the record date for the Annual Meeting, as previously disclosed in the Proxy Statement.

The number of the Company’s common shares outstanding on May 2, 2018, the record date for the Annual Meeting, reported in the Proxy Statement inadvertently excluded 8,851,437 restricted shares outstanding.

The correct number of shares outstanding on May 2, 2018, the record date for the Annual Meeting, is 812,841,516, all of which are entitled to vote at the Annual Meeting. Accordingly, the reference to 803,990,079 common shares on page 1 of the Proxy Statement is hereby replaced with 812,841,516 common shares.

The correction of the number of shares outstanding at the closing of business on May 2, 2018 has no effect on the beneficial ownership percentages as reported in the Proxy Statement in the tables under the heading “Beneficial Ownership of Common Stock”. This Supplement does not change or update any of the other disclosures contained in the Proxy Statement.